Exhibit 4.1

These securities have not been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and are being offered in reliance on exemptions from registration provided in Section 4(2) of the Securities
Act of 1933 and Rule 506 of Regulation D promulgated thereunder and preemption  from the registration or qualification requirements of applicable state laws under the National Securities Markets
Improvement Act of 1996  or applicable exemptions
from such registration provisions.

2009 CONVERTIBLE PROMISSORY NOTE

$_____	October 9, 2009

FOR VALUE RECEIVED, the undersigned, ENABLE HOLDINGS, INC. (“Maker” or “Company”), a Delaware corporation whose mailing address is 440 West Thorndale Avenue, Itasca, IL  60143-1335, hereby promises to pay to ______________ (“Payee”), a Delaware limited liability company whose mailing address is 667 Madison Avenue, 16th Floor, New York, New York  10065, or order, the principal sum of the aggregate amount of all Principal Advances (as defined in the Interim Loan Agreement, such agreement being defined hereinbelow) made and amounts borrowed under the Interim Loan Agreement dated as of the date set forth above between Maker, certain other lenders named therein and Payee and pursuant to which this promissory note (“Note”) is executed (“Interim Loan Agreement”) which in no event will exceed _______________, in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the amounts owing on the Interim Loan Agreement accruing monthly at an annual rate equivalent to the U.S. Prime Rate, which is the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks, as quoted in the Wall Street Journal on the last day of each month or the date of each payment, plus 500 basis points.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Interim Loan Agreement.

This Note is subject to the following further terms and material provisions.

1.           Series.  This Note is one of a duly authorized issue of notes of the Company designated as its “2009 Convertible Promissory Notes”, limited in aggregate principal amount to ________ (The “Series”).

2.           Payment.  The full amount of principal and accrued but unpaid interest due under the Notes in this Series shall be due and payable on the earlier of:  (a) within 60 days after demand by Payee, if the purchase by the payees of this Series of $5,000,000 of newly authorized preferred stock of Maker (“Investment”) is not completed by November 30, 2009 (the “Investment Date”); (b) if the Investment is completed on or before the Investment Date, on the Investment Date with proceeds from such Investment; or (c) at the election of Payee, by conversion into Series A Preferred Stock if the Investment is not completed by the Investment Date in accordance with the terms hereof.

3.           Conversion.  Subject to, and in compliance with, the provisions contained herein, the holder of this Note is entitled, at its option, at any time prior to maturity, or in the event this Note or some portion hereof shall have been called for prepayment prior to such date, then, in respect of this Note or such portion hereof, until and including, but not after the close of business within 30 days of the date of notice of prepayment, to convert this Note (or any portion of the principal amount hereof) into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of Series A Preferred Stock, of the Company (the “Shares”), at the rate of one share for each $0.10 of principal amount of this Note, subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company in the form set forth below that the holder hereof elects to convert this Note or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any holder surrenders this Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion that the registered holder is entitled to receive on such conversion date.  No fractions of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein.

4.           Prepayment.  This Note is subject to prepayment, in whole or in part, at any time upon not less than 30 days’ notice by registered mail at the election of the Company, and shall be prepaid out of the net proceeds of the Investment  Prepayment shall be effected by paying the amount equal to the outstanding principal amount of the Note, plus all interest accrued to the date of prepayment.  During the 30 days following the date of any notice of prepayment, the holder will have the right to convert the outstanding principal amount of the Note, or any portion thereof, to Shares of the Company, on the terms and conditions provided for in paragraph 3 above.  On the date fixed for prepayment, the Note shall cease to bear interest with respect to the amount of principally actually paid.  Upon surrender of any Note for prepayment in accordance with said notice of prepayment by the Company, the amount of principal and interest due shall be paid in cash or certified funds.  Any Note that is prepaid only in part shall be presented for notation thereon by the Company of such partial prepayment.  If less than all the Notes of this Series are to be prepaid, notice of the proposed prepayment shall be sent to the registered holders of all Notes issue in this Series, and such prepayment shall be made pro rata.

5.           Limitations on Right of Conversion.  Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified in the notice without registration or qualification under applicable federal and state securities laws; provided, that in no event shall the Company be required to consent to the general service of process or qualify as a foreign corporation in any jurisdiction where the Note holder resides if such jurisdiction is different than such Note holder’s residence when the Note was originally offered and sold.  In order to comply with exemptions from the registration requirements of the Securities Act and certain state securities statutes, the Company may require the holder of this Note to make certain representations and execute and deliver to the Company certain documents as a condition to exercise of the conversion rights hereunder, all in form and substance satisfactory to the Company as determined in its sole discretion.  In the event the Company reasonably determines that the Note cannot be converted in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, the Company shall be under no obligation to permit conversion of the Note and issue any Shares pursuant hereto.  Notwithstanding the foregoing, the Shares issuable on conversion in the event of mandatory prepayment in connection with a public offering by the Company shall be issued and delivered pursuant to a registration statement under the Securities Act.  The Company shall also use its best efforts to qualify such Shares for sale under the applicable state laws in those jurisdictions in which the holder of the Note resides at the time of conversion; if, notwithstanding such efforts to qualify such Shares for sale in such state, the Company is unable to so qualify such Shares for sale in such state, the Shares delivered shall be subject to applicable restrictions on their transfer under the laws of such state or, if no exemption from registration is available, such Notes shall not be convertible.

6.           Satisfaction and Discharge of Note.  This Note shall cease to be of further effect (except as to any surviving rights of conversion, transfer, or exchange of Notes herein expressly provided for) when:

(a)           the Company has paid or caused to be paid all sums payable hereunder by the Company, including all principal amounts and interest accrued under the Note; and

(b)           all the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been complied with.

7.           Events of Default.  “Event of Default,” when used herein, whatever the reason for such Event of Default and whether it shall be voluntary, involuntary, or effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body, or be caused by the provisions of any paragraph herein, means any one of the following events:

(a)           default in the payment of any interest on this Note when it becomes due and payable and continuance of such default for a period of 30 days; or

(b)           default in the payment of the principal of any Note in this Series when due, whether at maturity, upon prepayment, or otherwise; or

(c)           default in the performance or breach of any covenant or warranty of the Company in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 60 days after there has been given to the Company, by registered or certified mail, by the holders of a majority in principal amount of the outstanding Notes in this Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(d)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(e)           the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

8.           Acceleration of Maturity.  If an Event of Default occurs and is continuing, then, in every such case, the holders of a majority in principal amount of the outstanding Notes in this Series may declare the principal of all the Notes to be due and payable immediately by a notice in writing to the Company of such default, and upon any such declaration, such principal shall become immediately due and payable.  At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holders, the holders of a majority in principal amount of the outstanding Notes in this Series by written notice to the Company may rescind and annul such declaration and its consequences, if all Events of Default, other than the nonpayment of the principal of Notes that have become due solely by such acceleration, have been cured or waived.  No such rescission shall affect any subsequent default or impair any right consequent thereon.

9.           Suits for Enforcement.  If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the outstanding Notes in this Series may, in their discretion, proceed to protect and enforce their rights by such appropriate judicial proceedings as the holders shall deem most effectual to protect and enforce any such rights, whether for the specified enforcement of any covenant or agreement under this Note, in aid of the exercise of any power granted herein, or to enforce any other property remedy.

10.           Limitation on Suits.  No holder of any Note shall have any right to institute any proceedings, judicial or otherwise, with respect to this Note, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless such holder has previously given written notice to the Company of a continuing Event of Default as provided above; it being understood and intended that no one or more holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Note to effect, disturb, or prejudice the right of any other holders of Notes, or to obtain or to seek to obtain priority or preference over any other holders, or to enforce any right under this Note, except in the manner herein provided and for the equal and ratable benefit of all the holders of the Notes.

11.           Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Note to be given or taken by the holder hereof or by the holders of the Notes in this Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person, or by their agent or attorney-in-fact duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Company in the manner provided for giving notices herein.  Such instrument or instruments, and the action embodied therein or evidenced thereby, are herein sometimes referred to as the “act” of the holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Note if the fact and date of execution by any person of any such instrument or writing is verified by the affidavit of a witness of such execution.  The request, demand, authorization, direction, notice, consent, waiver, or other action by the holder of any Note shall bind every Note holder of the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by any person in reliance thereon, whether or not notation of such action is made upon such Note.

12.           Notices to Holders; Waiver.  When this Note provides for notice to holders of any event, such notice shall be sufficiently given if in writing and mailed, registered, postage prepaid, to each holder affected by such event, at its address as it appears in the Note register maintained by the Company, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice.  In any case, when notice to holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder shall affect the sufficiency of such notice with respect to holders of other Notes issued in this Series.  When the Note provides for notice to the Company, such notice shall be sufficiently given if in writing and mailed, registered, postage prepaid, to the Company at its address set forth above (or at such other address as shall be provided to the holders of the Notes of this Series in the manner for giving notices set forth herein), not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice.  When this Note provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, whether before or after the event, and any such waiver shall be equivalent of such notice.

13.           Adjustment in Conversion.  The conversion price and number of shares issuable upon conversion of this Note may be subject to adjustment from time to time as follows:

(a)           If the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend in Shares, the conversion price in effect immediately prior to such record date shall be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following such record date.

(b)           If the Company shall subdivide the outstanding Shares into a greater number of Shares or combine the outstanding shares into a smaller number of Shares, or issue by reclassification any of its Shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of the Note thereafter surrendered for conversion shall be entitled to receive after the occurrence of any of the events described the number of Shares to which the holder would have been entitled had such Note been converted immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination or reclassification, as the case may be, becomes effective.

(c)           No fraction of a Share shall be issued upon conversion, but in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of the fractional Share at the time of conversion.

(d)           Neither the purchase or other acquisition by the Company of any Shares nor the sale or other disposition by the Company of any Shares shall affect any adjustment of the conversion price or be taken into account in computing any subsequent adjustment of the conversion price.

(e)           If, at any time:

(i)           the Company proposes to pay any dividend payable in Shares upon its Shares or make any distribution, including a cash or property dividend, out of earnings or earned surplus, to the holders of its Shares;

(ii)          the Company proposes to enter into any plan of capital reorganization or of reclassification of the Shares of the Company; or

(iii)         the Company proposes to merge, consolidate, or encumber or sell all or substantially all of its assets other than in the ordinary course of business;

then, in any one or more of said cases, the Company shall cause a notice to be mailed to the registered holder of this Note at the address of such holder set forth in the registration records of the Company.  Such notice shall be solely for the convenience of such registered holder and shall not be a condition precedent to, nor shall any defect therein or failure in connection therewith affect, the validity of the action proposed to be taken by the Company.  Such notice shall be mailed at least 10 days prior to the date on which the books of the Company shall close, or a record date shall be taken for such Share dividend, Share split or reclassification, consolidation, merger, or sale of properties and assets, as the case may be.  Such notice shall specify such record date for the closing of the transfer books.

14.           Restrictions.  The holder of this Note, by acceptance hereof, both with respect to the Note and the Shares to be issuable upon conversion of the Note (unless issued pursuant to an effective registration statement under the Securities Act), represents and warrants as follows:

(a)           The Note and the Shares are being acquired for the holder’s own account to be held for investment purposes only and not with a view to or for resale in connection with any distribution of such Note or Shares or any interest therein without registration or other compliance under the Securities Act, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

(b)           The holder hereof has been advised and understands that the Note and the Shares have not been registered under the Securities Act and the Note and/or the shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Note and/or the Shares under the Securities Act; in the absence of such registration, sale of the Note or Shares may be impracticable; the Company’s registrar and transfer agent will maintain stop-transfer orders against registration of transfer of the Note and the Shares; and the certificates to be issued for any Shares will bear on their face a legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state.  These securities have been acquired for investment and may not be sold or transferred in the absence of an effective registration or other compliance under the Securities Act or the laws of the applicable state, or a “no-action” or interpretive letter from the Securities and Exchange Commission or an opinion of counsel reasonably satisfactory to the issuer and its counsel to the effect that the sale or transfer is exempt from registration under the Securities Act and such state statutes.

(c)           The Company may refuse to transfer the Note and/or the Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a “no-action” or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Note and/or Shares are free from any restrictions under the Securities Act, the Company may refuse to transfer the Note and/or the Shares to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Note and Shares as set forth herein.  The Company may also refuse to transfer the Note or Shares if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

15.         Registered Holder.  The Company may treat the person or persons whose name or names appear hereon as the absolute owner or owners of this Note for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other proposes, and the Company shall not be affected by any notice to the contrary.

16.         Severability.  In case any provision in this Note shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.         Governing Law.  This Note shall be governed by and construed and interpreted in accordance with the laws of the state of Utah, excluding principles of choice or conflicts of law.

18.         Legal Holidays.  In any case when any date provided herein shall not be a business day, then (notwithstanding any other provision of this Note), the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

19.         Delay or Omission; No Waiver.  No delay or omission of any holder of the Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein.  Every right or remedy given hereby or by law may be exercised from time to time and as often as may be deemed expedient.

20.         Miscellaneous.  This Note is subject to the following additional terms and conditions:

(a)           If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy provided by law is pursued by the registered holder hereof because of any default in the terms and conditions herein, then, in either event, the undersigned agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by the registered holder hereof in so doing.

(b)           None of the rights and remedies of the registered holder hereof shall be waived or affected by failure or delay to exercise them.  All remedies conferred on the registered holder of this Note shall be cumulative and none is exclusive.  Such remedies may be exercised concurrently or consecutively at the registered holder’s option.

(c)           This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 10 hereof.

(d)           The makers, guarantors, and endorsers hereof severally waive presentment for payment, protest, and notice of protest and nonpayment of this Note.

EXECUTED effective the 9h day of October, 2009.

ENABLE HOLDINGS, INC.

By
Name:
Title:

[Form of Notice of Conversion]

ENABLE HOLDINGS, INC.
[Address]

Re:           Conversion of Note

Ladies and Gentlemen:

The undersigned owner of this Note hereby irrevocably exercise the option to convert this Note or the portion hereof designated, into shares of Series A Preferred Stock of Enable Holdings, Inc., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

(signature)

FILL IN FOR REGISTRATION
OF SHARES:

(Printed Name)	(Social Security or other identifying number)

(Street Address)	(City/State/Zip Code)

Portion to be converted (if less than all)